Exhibit 99.1

Banner Corporation Earns $85.4 Million, or $2.52 per Diluted Share in 2016;
Net Income Totaled $22.8 Million, or $0.69 per Diluted Share, in the Fourth Quarter of 2016;
Highlighted by Continued Revenue Growth and an Expanded Net Interest Margin

Walla Walla, WA - January 25, 2017 - Banner Corporation (NASDAQ GSM: BANR), the parent company of Banner Bank and Islanders Bank, today reported continued strong revenue generation contributed to solid fourth quarter and full year 2016 operating results.  Net income in the fourth quarter of 2016 was $22.8 million, or $0.69 per diluted share, compared to $23.9 million, or $0.70 per diluted share, in the preceding quarter and $6.9 million, or $0.20 per diluted share, in the fourth quarter a year ago.  The current quarter results were impacted by $788,000 of acquisition-related expenses which, net of tax benefit, reduced net income by $0.02 per diluted share.  The results for the preceding quarter included $1.7 million of acquisition-related expenses which, net of tax benefit, reduced net income by $0.03 per diluted share, while operating results in the fourth quarter a year ago included $18.4 million of acquisition-related expenses which, net of tax benefit, reduced net income by $0.37 per diluted share.
For the year ended December 31, 2016, net income increased to $85.4 million, or $2.52 per diluted share, compared to $45.2 million, or $1.89 per diluted share, for the year ended December 31, 2015.  Acquisition-related expenses were $11.7 million (or $0.22, net of tax, per diluted share) for 2016, compared to $26.1 million (or $0.76, net of tax, per diluted share) for 2015.
"Our 2016 operating performance continued to reflect the success of our proven client acquisition, balance sheet management and product pricing strategies, which produced solid core revenue and additional core deposit growth," stated Mark J. Grescovich, President and Chief Executive Officer.  "We also benefited from the successful completion of the integration of the AmericanWest Bank acquisition, which made a dramatic impact on our scale and reach and is providing enhanced opportunity for future client and revenue growth.  During the fourth quarter, we made additional progress in generating operating synergies as a result of the consolidation of overlapping locations and integration of operational activities earlier in the year.  However, during the quarter we also incurred increased expenses related to enhanced infrastructure and regulatory compliance costs as we prepared to cross the threshold of $10 billion in total assets.  While increasing regulatory costs are a significant headwind as we enter 2017, through the hard work of our employees across the franchise, we expect to continue successfully executing on our strategies and priorities to deliver sustainable profitability and revenue growth to our shareholders while maintaining our moderate risk profile."
At December 31, 2016, Banner Corporation had $9.79 billion in assets, $7.37 billion in net loans and $8.12 billion in deposits.  The Company operates 190 branch offices located in nine of the top 20 largest western Metropolitan Statistical Areas by population.
Fourth Quarter 2016 Highlights
•	Net income was $22.8 million, compared to $23.9 million in the preceding quarter and increased substantially compared to $6.9 million in the fourth quarter of 2015.
•	Return on average assets was 0.92% in the current quarter, 0.96% in the preceding quarter and 0.28% in the same quarter a year ago.
•	Acquisition-related expenses were $788,000 which, net of tax benefit, reduced net income by $0.02 per diluted share for the fourth quarter of 2016.
•	Revenues from core operations* were $117.5 million, the same as in the preceding quarter and increased 5% compared to $112.0 million in the fourth quarter a year ago.
•	Net interest margin was 4.32% for the current quarter, compared to 4.15% in the preceding quarter and 4.05% in the fourth quarter a year ago.
•	Excluding the impact of acquisition accounting adjustments, the net interest margin was 4.13%*, compared to 4.01%* in the third quarter and was 3.89%* in the fourth quarter a year ago.
•	Deposit fees and other service charges were $12.2 million, compared to $12.9 million in the preceding quarter and $13.2 million in the same quarter a year ago.
•	Revenues from mortgage banking operations were $5.1 million compared to $8.1 million in the preceding quarter and $4.5 million in the fourth quarter a year ago.

BANR - Fourth Quarter 2016 Results
January 25, 2017

•	Provision for loan losses was $2.0 million, increasing the allowance for loan losses to $86.0 million or 1.15% of total loans.
•	Core deposits increased 1% during the current quarter and represented 87% of total deposits at December 31, 2016.
•	Quarterly dividends to shareholders were $0.23 per share, providing a current yield of 1.6% based on our December 31, 2016 closing price.
•	Repurchased 1,145,250 shares of common stock at an average price of $44.29 per share during the year 2016, including 660,900 shares at an average price per share of $44.86 during the fourth quarter.
•	Common shareholders' tangible equity per share* was $31.06 at December 31, 2016, compared to $31.14 at the preceding quarter end and $29.64 a year ago.
•	The ratio of tangible common shareholders' equity to tangible assets* remained strong at 10.83% at December 31, 2016, compared to 11.03% at the preceding quarter end and 10.67% a year ago.

*Revenues from core operations and non-interest income from core operations (both of which exclude fair value adjustments and gains and losses on the sale of securities), acquisition accounting impact on net interest margin, non-interest expense from core operations (which excludes acquisition-related costs), the adjusted allowance for loan losses to adjusted loans (which includes net loan discounts on acquired loans) and references to tangible common stockholders' equity per share and the ratio of tangible common equity to tangible assets (both of which exclude goodwill and other intangible assets, net) represent non-GAAP (Generally Accepted Accounting Principles) financial measures. Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner's core operations reflected in the current quarter's results and facilitate the comparison of our performance with the performance of our peers.  Where applicable, comparable earnings information using GAAP financial measures is also presented.  See also Non-GAAP Financial Measures reconciliation tables on the last three pages of this press release.
Acquisition of AmericanWest Bank
Effective October 1, 2015, Banner completed the acquisition of Starbuck Bancshares, Inc. ("Starbuck") and its wholly owned subsidiary AmericanWest Bank.  The merger was accounted for using the acquisition method of accounting.  Accordingly, the acquired assets (including identifiable intangible assets) and assumed liabilities of Starbuck were recognized at their respective estimated fair values as of the merger date.  The excess of the purchase price over the fair value of the net assets acquired was allocated to goodwill.  The fair value on the merger date represents management's best estimates based on available information and facts and circumstances in existence on the merger date.  The acquisition accounting was subject to adjustment within a post-closing measurement period of one year from the acquisition date.  During the fourth quarter of 2016, there were no post-closing adjustments to goodwill as the measurement period has lapsed; however, post-closing adjustments reduced goodwill by $3.2 million during the year ended December 31, 2016.
In addition to the acquisition of AmericanWest Bank, the acquisition of Siuslaw Financial Group and its wholly-owned subsidiary Siuslaw Bank ("Siuslaw") on March 6, 2015 had an impact on the current and historical operating results of Banner.  For additional details regarding acquisitions and merger related expenses, see the tables under Business Combinations on page 12 of this press release.
Income Statement Review
Banner's fourth quarter net interest income, before the provision for loan losses, increased 4% to $97.2 million, compared to $93.7 million in the preceding quarter.  Fourth quarter 2016 net interest income, before the provision for loan losses, increased 6% compared to $92.1 million in the fourth quarter a year ago.  For the year, Banner's net interest income, before the provision for loan losses, increased 55% to $375.1 million compared to $242.3 million in 2015 largely reflecting the acquisition of AmericanWest Bank and continued client acquisition.
"Our net interest margin increased 17 basis points compared to the preceding quarter and increased 27 basis points compared to the fourth quarter a year ago, as a result of higher average loan yields and increased accretion from acquisition accounting loan discounts, as well as modest changes in our asset mix and slightly reduced funding costs," said Grescovich.  "Excluding the impact of acquisition accounting, the net interest margin increased 12 basis points compared to the preceding quarter, and increased by 24 basis points compared to a year ago.*"
Net interest margin is enhanced by the amortization of acquisition accounting discounts on loans acquired in the acquisitions, which are accreted into loan interest income, as well as by net premiums on non-market-rate certificate of deposit liabilities assumed, which are amortized as a reduction to deposit interest expense.  Banner's net interest margin was 4.32% for the fourth quarter of 2016, which included 16 basis points as a result of accretion from acquisition accounting loan discounts, one basis point from the amortization of deposit premiums and two basis points as a result of the impact of the net loan acquisition discounts on average earning assets from both the AmericanWest Bank and Siuslaw acquisitions, compared to a net interest margin of 4.15% in the preceding quarter and 4.05% in the fourth quarter a year ago.  Excluding the effects of acquisition accounting, the net interest margin was 4.13%* in the fourth quarter, 4.01% in the preceding quarter and 3.89%* in the fourth quarter a year ago.
Average interest-earning asset yields increased 15 basis points to 4.49% compared to 4.34% for the preceding quarter and increased 25 basis points compared to 4.24% in the fourth quarter a year ago.  Loan yields increased 15 basis points compared to the preceding quarter and increased

BANR - Fourth Quarter 2016 Results
January 25, 2017

21 basis points from the fourth quarter a year ago.  Loan yields were positively impacted by increased market interest rates late in the fourth quarter due primarily to the impact of the December 2016 increase in the federal funds rate and related increases in Prime and LIBOR rates.  Loan yields in the current quarter were also aided by $1.1 million in prepayment fees related to a single credit relationship.  The accretion of discounts and related balance sheet impact on the loans acquired through the acquisitions added 21 basis points to reported loan yields for the quarter.  Deposit costs decreased one basis point compared to the preceding quarter and decreased two basis points compared to the fourth quarter a year ago.  Amortization of acquisition accounting net premiums on certificates of deposit reduced the cost of deposits by two basis points in the fourth quarter of 2016.  The total cost of funds decreased one basis point to 0.18% during the fourth quarter compared to the preceding quarter and declined two basis points compared to 0.20% for the fourth quarter a year ago, reflecting the decreased deposit costs and a reduction in Federal Home Loan Bank (FHLB) advances as part of a strategy to remain below $10 billion in total assets at December 31, 2016.
"As expected, due to loan growth and the renewal of acquired loans out of the discounted loan portfolio, we recorded a $2.0 million provision for loan losses during the fourth quarter, the same as in the preceding quarter," added Grescovich.  In the fourth quarter a year ago, Banner did not record a provision.
Mortgage banking revenues, including gains on one- to four-family and multifamily loan sales and loan servicing fees, decreased significantly to $5.1 million in the fourth quarter compared to $8.1 million in the preceding quarter but increased 15% compared to $4.5 million in the fourth quarter of 2015.  For the full year, mortgage banking revenues increased 45% to $25.6 million compared to $17.7 million in 2015.  The decrease in mortgage banking revenues compared to the third quarter reflected an expected seasonal pattern for one- to four- family loans, but also reflected meaningfully narrower spreads on sales compared to exceptionally wide spread levels in the preceding quarter.   In addition, sales of multifamily loans were significantly less in the current quarter resulting in gains of only $254,000, while sales of multifamily loans resulted in $1.4 million of gains in the third quarter.  Home purchase activity accounted for 58% of fourth quarter one- to four-family mortgage banking loan originations.
Also reflecting seasonal factors, Banner's deposit fees and other service charges decreased 6% to $12.2 million in the fourth quarter compared to $12.9 million in the preceding quarter and, principally as a result of changes in certain fee structures for accounts acquired in the AmericanWest Bank merger, decreased 7% compared to $13.2 million in the fourth quarter a year ago.  Nonetheless, reflecting the significant increase in core deposits compared to a year earlier, deposit fees and other service charges increased 21% to $49.2 million for the year, compared to $40.6 million in 2015.
Total revenues were $116.6 million for the fourth quarter of 2016, compared to $117.2 million in the preceding quarter and $110.5 million in the fourth quarter a year ago.  Revenues from core operations* (revenues excluding gains and losses on the sale of securities and net change in valuation of financial instruments) was $117.5 million in the fourth quarter of 2016, the same as the preceding quarter.  Revenues from core operations* increased 5% compared to $112.0 million in the fourth quarter of 2015.  Total revenues for 2016 were $458.5 million compared to $304.6 million in 2015, with the significant increase largely attributable to the acquisition of AmericanWest Bank.  For the year ended December 31, 2016, revenues from core operations* increased 50% to $460.3 million compared to $305.9 million in 2015.
Fourth quarter 2016 results included a $1.1 million net loss for fair value adjustments as a result of changes in the valuation of financial instruments carried at fair value that was partly offset by a $311,000 net gain on the sale of securities.  In the preceding quarter, results included a $1.1 million net loss for fair value adjustments that was partly offset by a $891,000 net gain on the sale of securities.  In the fourth quarter a year ago, results included a $1.5 million net loss for fair value adjustments and a $3,000 net loss on the sale of securities.  In 2016 results included a $2.6 million net loss for fair value adjustments as a result of changes in the valuation of financial instruments carried at fair value that was partly offset by an $843,000 net gain on the sale of securities.  A year ago, results included an $813,000 net loss for fair value adjustments and a $540,000 net loss on the sale of securities.
Total non-interest income, which includes the changes in the valuation of financial instruments carried at fair value and gains and losses on the sale of securities, was $19.5 million in the fourth quarter of 2016, compared to $23.5 million in the third quarter of 2016 and $18.4 million in the fourth quarter a year ago.  Non-interest income from core operations,* which excludes gains and losses on sale of securities and net changes in the valuation of financial instruments, was $20.3 million in the fourth quarter of 2016, compared to $23.7 million for the third quarter of 2016 and $19.9 million in the fourth quarter a year ago.  For the year ended December 31, 2016, Banner's total non-interest income was $83.5 million compared to $62.3 million a year ago and non-interest income from core operations* was $85.2 million compared to $63.6 million for the same periods, respectively.
Banner's total non-interest expenses were $79.9 million in the fourth quarter of 2016, compared to $79.1 million in the preceding quarter and $100.3 million in the fourth quarter of 2015.  For the year, total non-interest expenses were $322.9 million compared to $236.6 million in 2015.  The year's increase in non-interest expenses was largely attributable to the incremental costs associated with operating the branches and the related operations acquired in the AmericanWest Bank merger on October 1, 2015, as well as generally increased compensation, occupancy and payment and card processing services reflecting increased transaction volume.  The current quarter's non-interest expenses also included increased advertising and marketing expenses, elevated costs for professional services largely as result of seasonal factors relating to accounting,

BANR - Fourth Quarter 2016 Results
January 25, 2017

audit and examination processes, and costs incurred in anticipation of enhanced regulatory compliance requirements.  There was $788,000 in acquisition-related expenses in the current quarter compared to $1.7 million in the preceding quarter and $18.4 million in the fourth quarter a year ago.
For the fourth quarter of 2016, Banner recorded $11.9 million in state and federal income tax expense for an effective tax rate of 34.4%, which reflects normal statutory tax rates reduced by the effect of tax-exempt income and certain tax credits.
Balance Sheet Review
As part of Banner's previously announced strategy to maintain total assets below $10.0 billion through the year 2016, total assets decreased to $9.79 billion at December 31, 2016, from $9.84 billion at September 30, 2016 and $9.80 billion a year ago.  The total of securities and interest-bearing deposits held at other banks was $1.16 billion at December 31, 2016, compared to $1.39 billion at September 30, 2016 and $1.54 billion a year ago.  The decrease in the securities portfolio during the current quarter reflects the temporary deleveraging strategy.  The average effective duration of Banner's securities portfolio was approximately 3.8 years at December 31, 2016 compared to 3.3 years at December 31, 2015.
"Total loans increased again during the quarter, with good production in targeted loan types, including increases in commercial real estate and construction and development loans.  The regional economy remains solid and we continue to see significant potential for growth in our loan origination pipelines," said Grescovich.
Net loans receivable increased 1% to $7.37 billion at December 31, 2016, compared to $7.31 billion at September 30, 2016 and increased 2% compared to $7.24 billion a year ago.  Commercial real estate and multifamily real estate loans increased 2% to $3.59 billion at December 31, 2016, compared to $3.53 billion at September 30, 2016, but increased modestly compared to $3.57 billion a year ago, reflecting significant sales earlier in the year of multifamily loans acquired in the AmericanWest Bank merger, which had been held for investment.  Commercial business loans increased 2% to $1.21 billion at December 31, 2016, compared to $1.19 billion three months earlier but were unchanged compared to a year ago.  Agricultural business loans, which are seasonal by nature, decreased to $369.2 million at December 31, 2016, compared to $383.3 million three months earlier and $376.5 million a year ago.  Total construction, land and land development loans increased 3% to $823.1 million at December 31, 2016, compared to $797.3 million at September 30, 2016, and increased 43% compared to $574.4 million a year earlier.  One- to four-family loans continued to decline as a result of repayments, with nearly all newly originated mortgage loans being sold in the secondary market.
Loans held for sale increased significantly to $246.4 million at December 31, 2016, compared to $123.1 million at September 30, 2016 and $44.7 million at December 31, 2015, principally as a result of multifamily loan originations that outpaced loan sales.  Loans held for sale at December 31, 2016, included $216.3 million of multifamily loans and $30.1 million of one- to four-family loans.
Total deposits were $8.12 billion at December 31, 2016, a modest increase compared to $8.11 billion at September 30, 2016, and $8.06 billion a year ago.  In connection with certain product changes earlier in the year, Banner converted approximately $420 million of former AmericanWest Bank interest-bearing deposits to non-interest-bearing deposits during the first quarter of 2016.  As a result of the product changes as well as organic growth, non-interest-bearing account balances increased 20% to $3.14 billion at December 31, 2016, compared to $2.62 billion a year ago.  Interest-bearing transaction and savings accounts decreased 4% to $3.94 billion compared to $4.08 billion a year ago as the product change more than offset organic growth.  Certificates of deposit decreased 23% to $1.05 billion at December 31, 2016, compared to $1.35 billion a year earlier.  Brokered deposits totaled $34.1 million at December 31, 2016, compared to $60.3 million at September 30, 2016 and $162.9 million a year ago.
In part reflecting expected seasonal trends but also as a result of additional account growth, core deposits (non-interest bearing and interest-bearing transaction and savings accounts) increased by 1% during the current quarter.  Core deposits represented 87% of total deposits at December 31, 2016, compared to 86% of total deposits at September 30, 2016 and 83% of total deposits a year earlier.  As a result of this improved deposit mix, as well as modest pricing adjustments, the cost of deposits was 0.13% for the quarter ended December 31, 2016, a one basis point decline compared to the preceding quarter, and a two basis points decline compared to the quarter ended December 31, 2015.
At December 31, 2016, total common shareholders' equity was $1.31 billion, or $39.34 per share, compared to $1.33 billion at September 30, 2016 and $1.30 billion a year ago.  The decrease in shareholders' equity compared to the prior quarter primarily reflects the repurchase of 660,900 shares of common stock at an average price of $44.86 per share as well as the $0.23 per share quarterly dividend, which was partially offset by net income for the quarter.  The decrease in shareholders' equity for the quarter also reflects an adverse change of $11.5 million in other comprehensive income for the quarter principally related to changes in the value securities available for sale as a result of increased market interest rates.  At December 31, 2016, tangible common shareholders' equity*, which excludes goodwill and other intangible assets, was $1.03 billion, or 10.83% of tangible assets*, compared to $1.05 billion, or 11.03% of tangible assets, at September 30, 2016, and $1.01 billion, or 10.67% of tangible assets, a year ago.  Banner's tangible book value per share* increased to $31.06 at December 31, 2016, compared to $29.64 per share a year ago.

BANR - Fourth Quarter 2016 Results
January 25, 2017

Banner Corporation and its subsidiary banks continue to maintain capital levels in excess of the requirements to be categorized as "well-capitalized" under the Basel III and Dodd Frank regulatory standards.  At December 31, 2016, Banner Corporation's common equity Tier 1 capital ratio was 11.13%, its Tier 1 leverage capital to average assets ratio was 11.83%, and its total capital to risk-weighted assets ratio was 13.32%.
Credit Quality
In accordance with acquisition accounting, loans acquired from AmericanWest Bank and Siuslaw were recorded at their estimated fair value, which resulted in a net discount to the loans' contractual amounts, of which a portion reflects a discount for possible credit losses.  Credit discounts are included in the determination of fair value, and as a result, no allowance for loan and lease losses is recorded for acquired loans at the acquisition date.  Although the discount recorded on the acquired loans is not reflected in the allowance for loan losses or related allowance coverage ratios, we believe it should be considered when comparing the current ratios to similar ratios in periods prior to the acquisitions of AmericanWest Bank and Siuslaw.
The allowance for loan losses was $86.0 million at December 31, 2016, or 1.15% of total loans outstanding and 381% of non-performing loans compared to $78.0 million at December 31, 2015, or 1.07% of total loans outstanding and 512% of non-performing loans.  Banner had net charge-offs of $253,000 in the fourth quarter compared to net recoveries of $902,000 in the third quarter of 2016 and net recoveries of $688,000 in the fourth quarter a year ago.  Primarily as a result of loan growth and the renewal of acquired loans out of the discounted loan portfolio, Banner recorded a $2.0 million provision for loan losses in the current quarter which was the same amount as recorded in the prior quarter.  Banner did not record a provision for the fourth quarter of 2015.  If the allowance for loan losses included the remaining loan discount*, the adjusted allowance for loan losses to adjusted loans would have been 1.57% as of December 31, 2016 as compared to 1.65% a year ago.  Non-performing loans were $22.6 million at December 31, 2016, compared to $27.3 million at September 30, 2016 and $15.2 million a year ago.  Real estate owned and other repossessed assets were $11.2 million at December 31, 2016, compared to $4.9 million at September 30, 2016, and $11.9 million a year ago.
Banner's non-performing assets were $33.8 million, or 0.35% of total assets, at December 31, 2016, compared to $32.2 million, or 0.33% of total assets, at September 30, 2016 and $27.1 million, or 0.28% of total assets, a year ago.  In addition to non-performing assets, purchased credit-impaired loans decreased to $32.3 million at December 31, 2016, compared to $38.7 million at September 30, 2016, and $58.6 million a year ago.
Conference Call
Banner will host a conference call on Thursday, January 26, 2017, at 8:00 a.m. PST, to discuss its fourth quarter results.  To listen to the call on-line, go to www.bannerbank.com.  Investment professionals are invited to dial (866) 235-9915 to participate in the call.  A replay will be available for one week at (877) 344-7529 using access code 10098018, or at www.bannerbank.com.
About the Company
On October 1, 2015, Banner Corporation completed the acquisition of AmericanWest Bank which was merged into Banner Bank, a transformational merger that brought together two financially strong, well-respected institutions and created a leading Western bank.  Banner Corporation is now a $9.8 billion bank holding company operating two commercial banks in five Western states through a network of branches offering a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans.  Visit Banner Bank on the Web at www.bannerbank.com.
Forward-Looking Statements
When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the "SEC"), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "believe," "will," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made and based only on information then actually known to Banner.  Banner does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.  These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements and could negatively affect Banner's operating and stock price performance.
Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the merger of Banner Bank and Siuslaw Bank and the merger of Banner Bank and AmericanWest Bank might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the

BANR - Fourth Quarter 2016 Results
January 25, 2017

allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans originated and loans acquired from other financial institutions; (3) results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require increases in the allowance for loan losses or writing down of assets or impose restrictions or penalties with respect to the Company's activities; (4) competitive pressures among depository institutions; (5) interest rate movements and their impact on customer behavior and net interest margin; (6) the impact of repricing and competitors' pricing initiatives on loan and deposit products; (7) fluctuations in real estate values; (8) the ability to adapt successfully to technological changes to meet customers' needs and developments in the market place; (9) the ability to access cost-effective funding; (10) changes in financial markets; (11) changes in economic conditions in general and in Washington, Idaho, Oregon, Utah and California in particular; (12) the costs, effects and outcomes of litigation; (13) new legislation or regulatory changes, including but not limited to the Dodd-Frank Act and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act and the implementation of the Basel III capital standards, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (14) changes in accounting principles, policies or guidelines; (15) future acquisitions by Banner of other depository institutions or lines of business; (16) future goodwill impairment due to changes in Banner's business, changes in market conditions, or other factors and (17) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services; and other risks detailed from time to time in our filings with the Securities and Exchange Commission including our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K.

BANR - Fourth Quarter 2016 Results
January 25, 2017

RESULTS OF OPERATION	Quarters Ended			Twelve months ended
(in thousands except shares and per share data)	Dec 31, 2016	Sep 30, 2016	Dec 31, 2015	Dec 30, 2016	Dec 31, 2015

INTEREST INCOME:
Loans receivable	$93,915	$89,805	$88,100	$359,612	$237,292
Mortgage-backed securities	3,861	4,803	5,440	19,328	9,049
Securities and cash equivalents	3,231	3,241	2,955	12,537	8,092
	101,007	97,849	96,495	391,477	254,433
INTEREST EXPENSE:
Deposits	2,604	2,784	3,146	11,105	8,385
Federal Home Loan Bank advances	79	256	287	953	311
Other borrowings	76	82	73	310	211
Junior subordinated debentures	1,077	1,019	890	4,040	3,247
	3,836	4,141	4,396	16,408	12,154
Net interest income before provision for loan losses	97,171	93,708	92,099	375,069	242,279
PROVISION FOR LOAN LOSSES	2,030	2,000	—	6,030	—
Net interest income	95,141	91,708	92,099	369,039	242,279
NON-INTEREST INCOME:
Deposit fees and other service charges	12,199	12,927	13,172	49,156	40,607
Mortgage banking operations	5,143	8,141	4,482	25,552	17,720
Bank owned life insurance	893	1,333	1,056	4,538	2,497
Miscellaneous	2,065	1,344	1,196	6,001	2,821
	20,300	23,745	19,906	85,247	63,645
Net gain (loss) on sale of securities	311	891	(3)	843	(540)
Net change in valuation of financial instruments carried at fair value	(1,148)	(1,124)	(1,547)	(2,620)	(813)
Total non-interest income	19,463	23,512	18,356	83,470	62,292
NON-INTEREST EXPENSE:
Salary and employee benefits	44,387	44,758	49,225	180,883	127,282
Less capitalized loan origination costs	(4,785)	(4,953)	(4,007)	(18,895)	(14,379)
Occupancy and equipment	12,581	10,979	11,533	45,000	30,366
Information / computer data services	4,674	4,836	5,365	19,281	12,110
Payment and card processing services	5,440	5,878	5,504	21,604	16,430
Professional services	2,384	2,258	2,341	8,120	4,828
Advertising and marketing	3,220	2,282	1,882	9,709	7,649
Deposit insurance	1,012	890	1,284	4,551	3,189
State/municipal business and use taxes	952	956	505	3,516	1,889
Real estate operations	(338)	(21)	207	175	397
Amortization of core deposit intangibles	1,722	1,724	1,896	7,061	3,164
Miscellaneous	7,820	7,785	6,150	30,131	17,565
	79,069	77,372	81,885	311,136	210,490
Acquisition related expenses	788	1,720	18,369	11,733	26,110
Total non-interest expense	79,857	79,092	100,254	322,869	236,600
Income before provision for income taxes	34,747	36,128	10,201	129,640	67,971
PROVISION FOR INCOME TAXES	11,943	12,277	3,308	44,255	22,749
NET INCOME	$22,804	$23,851	$6,893	$85,385	$45,222

Earnings per share available to common shareholders:
Basic	$0.69	$0.70	$0.20	$2.52	$1.90
Diluted	$0.69	$0.70	$0.20	$2.52	$1.89
Cumulative dividends declared per common share	$0.23	$0.23	$0.18	$0.88	$0.72

Weighted average common shares outstanding:
Basic	33,134,222	34,045,225	33,842,350	33,820,148	23,801,373
Diluted	33,201,333	34,124,611	33,934,426	33,853,511	23,866,621

(Decrease) increase in common shares outstanding	(673,924)	(483,249)	13,279,955	(1,048,868)	14,670,707

BANR - Fourth Quarter 2016 Results
January 25, 2017

FINANCIAL CONDITION				Percentage Change
(in thousands except shares and per share data)	Dec 31, 2016	Sep 30, 2016	Dec 31, 2015	Prior Qtr	Prior Yr Qtr

ASSETS
Cash and due from banks	$177,083	$161,710	$117,657	9.5%	50.5%
Interest-bearing deposits	70,636	84,207	144,260	(16.1)%	(51.0)%
Total cash and cash equivalents	247,719	245,917	261,917	0.7%	(5.4)%

Securities - trading	24,568	30,889	34,134	(20.5)%	(28.0)%
Securities - available for sale	800,917	1,006,414	1,138,573	(20.4)%	(29.7)%
Securities - held to maturity	267,873	271,975	220,666	(1.5)%	21.4%
Federal Home Loan Bank stock	12,506	12,826	16,057	(2.5)%	(22.1)%
Loans held for sale	246,353	123,144	44,712	100.1%	451.0%
Loans receivable	7,451,148	7,398,637	7,314,504	0.7%	1.9%
Allowance for loan losses	(85,997)	(84,220)	(78,008)	2.1%	10.2%
Net loans	7,365,151	7,314,417	7,236,496	0.7%	1.8%

Accrued interest receivable	30,178	30,345	29,627	(0.6)%	1.9%
Real estate owned held for sale, net	11,081	4,717	11,627	134.9%	(4.7)%
Property and equipment, net	166,481	167,621	167,604	(0.7)%	(0.7)%
Goodwill	244,583	244,583	247,738	—%	(1.3)%
Other intangibles, net	30,162	31,934	37,472	(5.5)%	(19.5)%
Bank-owned life insurance	158,936	158,831	156,865	0.1%	1.3%
Other assets	187,160	197,415	192,810	(5.2)%	(2.9)%
Total assets	$9,793,668	$9,841,028	$9,796,298	(0.5)%	—%

LIABILITIES
Deposits:
Non-interest-bearing	$3,140,451	$3,190,293	$2,619,618	(1.6)%	19.9%
Interest-bearing transaction and savings accounts	3,935,630	3,798,668	4,081,580	3.6%	(3.6)%
Interest-bearing certificates	1,045,333	1,123,011	1,353,870	(6.9)%	(22.8)%
Total deposits	8,121,414	8,111,972	8,055,068	0.1%	0.8%

Advances from Federal Home Loan Bank at fair value	54,216	62,342	133,381	(13.0)%	(59.4)%
Customer repurchase agreements and other borrowings	105,685	108,911	98,325	(3.0)%	7.5%
Junior subordinated debentures at fair value	95,200	94,364	92,480	0.9%	2.9%
Accrued expenses and other liabilities	71,369	92,783	76,511	(23.1)%	(6.7)%
Deferred compensation	40,074	39,385	40,474	1.7%	(1.0)%
Total liabilities	8,487,958	8,509,757	8,496,239	(0.3)%	(0.1)%

SHAREHOLDERS' EQUITY
Common stock	1,213,837	1,243,205	1,261,174	(2.4)%	(3.8)%
Retained earnings	95,328	80,053	39,615	19.1%	140.6%
Other components of shareholders' equity	(3,455)	8,013	(730)	(143.1)%	373.3%
Total shareholders' equity	1,305,710	1,331,271	1,300,059	(1.9)%	0.4%
Total liabilities and shareholders' equity	$9,793,668	$9,841,028	$9,796,298	(0.5)%	—%
Common Shares Issued:
Shares outstanding at end of period	33,193,387	33,867,311	34,242,255
Common shareholders' equity per share (1)	$39.34	$39.31	$37.97
Common shareholders' tangible equity per share (1) (2)	$31.06	$31.14	$29.64
Common shareholders' tangible equity to tangible assets (2)	10.83%	11.03%	10.67%
Consolidated Tier 1 leverage capital ratio	11.83%	11.68%	11.06%

(1)	Calculation is based on number of common shares outstanding at the end of the period rather than weighted average shares outstanding.
(2)
Common shareholders' tangible equity excludes goodwill and other intangible assets.  Tangible assets exclude goodwill and other intangible assets.  These ratios represent non-GAAP financial measures.  See also Non-GAAP Financial Measures reconciliation tables on the last three pages of the press release tables.

BANR - Fourth Quarter 2016 Results
January 25, 2017

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
				Percentage Change
LOANS	Dec 31, 2016	Sep 30, 2016	Dec 31, 2015	Prior Qtr	Prior Yr Qtr

Commercial real estate:
Owner occupied	$1,352,999	$1,340,577	$1,327,807	0.9%	1.9%
Investment properties	1,986,336	1,918,639	1,765,353	3.5%	12.5%
Multifamily real estate	248,150	266,883	472,976	(7.0)%	(47.5)%
Commercial construction	124,068	135,487	72,103	(8.4)%	72.1%
Multifamily construction	124,126	105,669	63,846	17.5%	94.4%
One- to four-family construction	375,704	363,586	278,469	3.3%	34.9%
Land and land development:
Residential	170,004	162,029	126,773	4.9%	34.1%
Commercial	29,184	30,556	33,179	(4.5)%	(12.0)%
Commercial business	1,207,879	1,187,848	1,207,944	1.7%	—%
Agricultural business including secured by farmland	369,156	383,275	376,531	(3.7)%	(2.0)%
One- to four-family real estate	813,077	846,899	952,633	(4.0)%	(14.6)%
Consumer:
Consumer secured by one- to four-family real estate	493,211	497,643	478,420	(0.9)%	3.1%
Consumer-other	157,254	159,546	158,470	(1.4)%	(0.8)%

Total loans outstanding	$7,451,148	$7,398,637	$7,314,504	0.7%	1.9%

Restructured loans performing under their restructured terms	$18,907	$17,649	$21,777

Loans 30 - 89 days past due and on accrual (1)	$11,571	$12,668	$18,834

Total delinquent loans (including loans on non-accrual), net (2)	$30,553	$39,543	$30,994

Total delinquent loans / Total loans outstanding	0.41%	0.53%	0.42%

 (1) Includes $470,000 of purchased credit-impaired loans at December 31, 2016 compared to $486,000 at September 30, 2016 and $4.3 million at December 31, 2015.
    (2) Delinquent loans include $1.7 million of delinquent purchased credit-impaired loans at December 31, 2016 compared to $3.6 million at September 30, 2016 and $6.3 million at December 31, 2015.

LOANS BY GEOGRAPHIC LOCATION	Dec 31, 2016		Sep 30, 2016		Dec 31, 2015
	Amount	Percentage	Amount	Percentage	Amount	Percentage

Washington	$3,433,617	46.1%	$3,415,413	46.2%	$3,343,112	45.7%
Oregon	1,505,369	20.2%	1,466,845	19.8%	1,446,531	19.8%
California	1,239,989	16.6%	1,204,273	16.3%	1,234,016	16.9%
Idaho	495,992	6.7%	517,607	7.0%	496,870	6.8%
Utah	283,890	3.8%	292,088	3.9%	325,011	4.4%
Other	492,291	6.6%	502,411	6.8%	468,964	6.4%
Total loans	$7,451,148	100.0%	$7,398,637	100.0%	$7,314,504	100.0%

BANR - Fourth Quarter 2016 Results
January 25, 2017

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Quarters Ended			Twelve months ended
CHANGE IN THE	Dec 31, 2016	Sep 30, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015
ALLOWANCE FOR LOAN LOSSES
Balance, beginning of period	$84,220	$81,318	$77,320	$78,008	$75,907

Provision for loan losses	2,030	2,000	—	6,030	—

Recoveries of loans previously charged off:
Commercial real estate	484	34	233	582	819
Multifamily real estate	—	—	—	—	113
Construction and land	903	673	578	2,171	1,811
One- to four-family real estate	231	482	631	1,283	772
Commercial business	218	433	143	1,993	948
Agricultural business, including secured by farmland	20	(138)	261	59	1,927
Consumer	81	73	197	610	570
	1,937	1,557	2,043	6,698	6,960
Loans charged off:
Commercial real estate	(566)	—	(537)	(746)	(64)
Construction and land	(616)	—	—	(616)	(891)
One- to four-family real estate	(249)	(92)	(292)	(375)	(419)
Commercial business	(305)	(333)	—	(948)	(746)
Agricultural business, including secured by farmland	—	—	(161)	(567)	(1,225)
Consumer	(454)	(230)	(365)	(1,487)	(1,514)
	(2,190)	(655)	(1,355)	(4,739)	(4,859)
Net recoveries (charge-offs)	(253)	902	688	1,959	2,101

Balance, end of period	$85,997	$84,220	$78,008	$85,997	$78,008

Net recoveries (charge-offs) / Average loans outstanding	—%	0.01%	0.01%	0.03%	0.04%

ALLOCATION OF
ALLOWANCE FOR LOAN LOSSES	Dec 31, 2016	Sep 30, 2016	Dec 31, 2015
Specific or allocated loss allowance:
Commercial real estate	$20,993	$19,846	$20,716
Multifamily real estate	1,360	1,436	4,195
Construction and land	34,252	33,803	27,131
One- to four-family real estate	2,238	2,190	4,732
Commercial business	16,533	16,507	13,856
Agricultural business, including secured by farmland	2,967	2,833	3,645
Consumer	4,104	3,934	902
Total allocated	82,447	80,549	75,177
Unallocated	3,550	3,671	2,831

Total allowance for loan losses	$85,997	$84,220	$78,008

Allowance for loan losses / Total loans outstanding	1.15%	1.14%	1.07%

Allowance for loan losses / Non-performing loans	381%	309%	512%

BANR - Fourth Quarter 2016 Results
January 25, 2017

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Dec 31, 2016	Sep 30, 2016	Dec 31, 2015
NON-PERFORMING ASSETS
Loans on non-accrual status:
Secured by real estate:
Commercial	$8,237	$12,776	$3,751
Multifamily	—	30	—
Construction and land	1,748	1,747	2,260
One- to four-family	2,263	3,414	4,700
Commercial business	3,074	2,765	2,159
Agricultural business, including secured by farmland	3,229	3,755	697
Consumer	1,875	1,385	703
	20,426	25,872	14,270
Loans more than 90 days delinquent, still on accrual:
Secured by real estate:
Commercial	701	—	—
Multifamily	147	147	—
Construction and land	—	—	—
One- to four-family	1,233	852	899
Commercial business	—	—	8
Consumer	72	425	45
	2,153	1,424	952
Total non-performing loans	22,579	27,296	15,222
Real estate owned (REO)	11,081	4,717	11,627
Other repossessed assets	166	164	268

Total non-performing assets	$33,826	$32,177	$27,117

Total non-performing assets to total assets	0.35%	0.33%	0.28%

Purchased credit-impaired loans, net	$32,322	$38,674	$58,600

	Quarters Ended			Twelve months ended
REAL ESTATE OWNED	Dec 31, 2016	Sep 30, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015
Balance, beginning of period	$4,717	$6,147	$6,363	$11,627	$3,352
Additions from loan foreclosures	8,375	156	1,125	8,909	4,351
Additions from acquisitions	—	—	5,706	400	8,231
Additions from capitalized costs	—	—	—	—	298
Proceeds from dispositions of REO	(2,791)	(1,699)	(1,585)	(10,812)	(4,740)
Gain on sale of REO	852	281	18	1,833	351
Valuation adjustments in the period	(72)	(168)	—	(876)	(216)

Balance, end of period	$11,081	$4,717	$11,627	$11,081	$11,627

BANR - Fourth Quarter 2016 Results
January 25, 2017

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

DEPOSIT COMPOSITION				Percentage Change
	Dec 31, 2016	Sep 30, 2016	Dec 31, 2015	Prior Qtr	Prior Yr

Non-interest-bearing	$3,140,451	$3,190,293	$2,619,618	(1.6)%	19.9%

Interest-bearing checking	914,484	853,594	1,159,846	7.1%	(21.2)%
Regular savings accounts	1,523,391	1,387,123	1,284,642	9.8%	18.6%
Money market accounts	1,497,755	1,557,951	1,637,092	(3.9)%	(8.5)%
Total interest-bearing transaction and savings accounts	3,935,630	3,798,668	4,081,580	3.6%	(3.6)%

Interest-bearing certificates	1,045,333	1,123,011	1,353,870	(6.9)%	(22.8)%

Total deposits	$8,121,414	$8,111,972	$8,055,068	0.1%	0.8%

GEOGRAPHIC CONCENTRATION OF DEPOSITS	Dec 31, 2016		Sep 30, 2016		Dec 31, 2015
	Amount	Percentage	Amount	Percentage	Amount	Percentage
Washington	$4,347,644	53.6%	$4,283,522	52.8%	$4,219,304	52.4%
Oregon	1,708,973	21.0%	1,737,754	21.4%	1,648,421	20.4%
California	1,469,748	18.1%	1,491,903	18.4%	1,592,365	19.8%
Idaho	447,019	5.5%	435,090	5.4%	435,099	5.4%
Utah	148,030	1.8%	163,703	2.0%	159,879	2.0%
Total deposits	$8,121,414	100.0%	$8,111,972	100.0%	$8,055,068	100.0%

INCLUDED IN TOTAL DEPOSITS	Dec 31, 2016	Sep 30, 2016	Dec 31, 2015

Public non-interest-bearing accounts	$92,789	$86,207	$85,489
Public interest-bearing transaction & savings accounts	128,976	115,458	123,941
Public interest-bearing certificates	25,650	26,734	31,281

Total public deposits	$247,415	$228,399	$240,711

Total brokered deposits	$34,074	$60,290	$162,936

BANR - Fourth Quarter 2016 Results
January 25, 2017

ADDITIONAL FINANCIAL INFORMATION
(in thousands)
BUSINESS COMBINATIONS

ACQUISITION OF STARBUCK BANCSHARES, INC.	October 1, 2015

Cash paid		$130,000
Fair value of common shares issued		630,674
Total consideration		760,674

Fair value of assets acquired:
Cash and cash equivalents	$95,821
Securities	1,037,238
Loans receivable	2,999,130
Real estate owned held for sale	6,105
Property and equipment	66,728
Core deposit intangible	33,500
Deferred tax asset	108,454
Other assets	113,009
Total assets acquired	4,459,985

Fair value of liabilities assumed:
Deposits	3,638,596
FHLB advances	221,442
Junior subordinated debentures	5,806
Other liabilities	56,359
Total liabilities assumed	3,922,203

Net assets acquired		537,782

Goodwill		$222,892

MERGER AND ACQUISITION EXPENSE	Quarters Ended			Twelve months ended
	Dec 31, 2016	Sep 30, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015
By expense category:
Personnel severance/retention fees	$80	$16	$6,134	$1,384	$6,577
Professional services	92	687	5,757	2,230	11,169
Branch consolidation and other occupancy expenses	73	94	976	2,590	1,031
Client communications	254	527	306	1,158	527
Information/computer data services	81	459	2,069	2,490	2,875
Payment and processing	13	—	12	197	28
Miscellaneous	195	(63)	3,115	1,684	3,903
Total merger and acquisition expense	$788	$1,720	$18,369	$11,733	$26,110

By acquisition:
Siuslaw Financial Group	—	1	133	95	2,000
Starbuck Bancshares, Inc. (AmericanWest Bank)	788	1,719	18,236	11,638	24,110
Total merger and acquisition expense	$788	$1,720	$18,369	$11,733	$26,110

BANR - Fourth Quarter 2016 Results
January 25, 2017

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Actual		Minimum to be categorized as "Adequately Capitalized"		Minimum to be categorized as "Well Capitalized"
REGULATORY CAPITAL RATIOS AS OF DECEMBER 31, 2016	Amount	Ratio	Amount	Ratio	Amount	Ratio

Banner Corporation-consolidated:
Total capital to risk-weighted assets	$1,214,913	13.32%	$729,663	8.00%	$912,079	10.00%
Tier 1 capital to risk-weighted assets	1,125,267	12.34%	547,248	6.00%	547,248	6.00%
Tier 1 leverage capital to average assets	1,125,267	11.83%	380,519	4.00%	n/a	n/a
Common equity tier 1 capital to risk-weighted assets	1,014,994	11.13%	410,436	4.50%	n/a	n/a
Banner Bank:
Total capital to risk-weighted assets	1,043,837	11.70%	713,984	8.00%	892,480	10.00%
Tier 1 capital to risk-weighted assets	956,298	10.72%	535,488	6.00%	713,984	8.00%
Tier 1 leverage capital to average assets	953,298	10.34%	369,936	4.00%	462,420	5.00%
Common equity tier 1 capital to risk-weighted assets	956,298	10.72%	401,616	4.50%	580,112	6.50%
Islanders Bank:
Total capital to risk-weighted assets	35,207	18.45%	15,266	8.00%	19,082	10.00%
Tier 1 capital to risk-weighted assets	33,099	17.35%	11,449	6.00%	15,266	8.00%
Tier 1 leverage capital to average assets	33,099	12.72%	10,405	4.00%	13,006	5.00%
Common equity tier 1 capital to risk-weighted assets	33,099	17.35%	8,587	4.50%	12,403	6.50%

BANR - Fourth Quarter 2016 Results
January 25, 2017

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)

ANALYSIS OF NET INTEREST SPREAD	Quarter Ended

	December 31, 2016			September 30, 2016			December 31, 2015
	Average Balance	Interest and Dividends	Yield / Cost(3)	Average Balance	Interest and Dividends	Yield / Cost(3)	Average Balance	Interest and Dividends	Yield / Cost(3)
Interest-earning assets:
Mortgage loans	$5,960,506	$74,538	4.97%	$5,843,381	$70,223	4.78%	$5,785,986	$69,552	4.77%
Commercial/agricultural loans	1,469,407	17,192	4.65%	1,495,611	17,373	4.62%	1,469,445	16,303	4.40%
Consumer and other loans	141,133	2,185	6.16%	142,977	2,209	6.15%	142,599	2,245	6.25%
Total loans(1)	7,571,046	93,915	4.93%	7,481,969	89,805	4.78%	7,398,030	88,100	4.72%
Mortgage-backed securities	796,625	3,861	1.93%	920,560	4,803	2.08%	1,025,612	5,440	2.10%
Other securities	469,377	3,062	2.60%	472,159	3,050	2.57%	457,521	2,787	2.42%
Interest-bearing deposits with banks	91,625	95	0.41%	86,868	98	0.45%	129,797	76	0.23%
FHLB stock	11,668	74	2.52%	16,413	93	2.25%	17,268	92	2.11%
Total investment securities	1,369,295	7,092	2.06%	1,496,000	8,044	2.14%	1,630,198	8,395	2.04%
Total interest-earning assets	8,940,341	101,007	4.49%	8,977,969	97,849	4.34%	9,028,228	96,495	4.24%
Non-interest-earning assets	904,846			913,991			870,169
Total assets	$9,845,187			$9,891,960			$9,898,397
Deposits
Interest-bearing checking accounts	$876,904	197	0.09%	$837,930	188	0.09%	$1,127,541	234	0.08%
Savings accounts	1,470,548	493	0.13%	1,371,911	449	0.13%	1,595,451	420	0.10%
Money market accounts	1,541,258	677	0.17%	1,564,906	749	0.19%	1,311,383	881	0.27%
Certificates of deposit	1,089,337	1,237	0.45%	1,173,630	1,398	0.47%	1,418,774	1,611	0.45%
Total interest-bearing deposits	4,978,047	2,604	0.21%	4,948,377	2,784	0.22%	5,453,149	3,146	0.23%
Non-interest-bearing deposits	3,193,172	—	—%	3,120,279	—	—%	2,665,676	—	—%
Total deposits	8,171,219	2,604	0.13%	8,068,656	2,784	0.14%	8,118,825	3,146	0.15%
Other interest-bearing liabilities:
FHLB advances	32,932	79	0.95%	152,198	256	0.67%	178,399	287	0.64%
Other borrowings	107,819	76	0.28%	111,016	82	0.29%	99,515	73	0.29%
Junior subordinated debentures	140,212	1,077	3.06%	140,212	1,019	2.89%	140,212	890	2.52%
Total borrowings	280,963	1,232	1.74%	403,426	1,357	1.34%	418,126	1,250	1.19%
Total funding liabilities	8,452,182	3,836	0.18%	8,472,082	4,141	0.19%	8,536,951	4,396	0.20%
Other non-interest-bearing liabilities(2)	67,536			68,566			54,967
Total liabilities	8,519,718			8,540,648			8,591,918
Shareholders' equity	1,325,469			1,351,312			1,306,479
Total liabilities and shareholders' equity	$9,845,187			$9,891,960			$9,898,397
Net interest income/rate spread		$97,171	4.31%		$93,708	4.15%		$92,099	4.04%
Net interest margin			4.32%			4.15%			4.05%
Additional Key Financial Ratios:
Return on average assets			0.92%			0.96%			0.28%
Return on average equity			6.84%			7.02%			2.09%
Average equity/average assets			13.46%			13.66%			13.20%
Average interest-earning assets/average interest-bearing liabilities			170.00%			167.76%			153.77%
Average interest-earning assets/average funding liabilities			105.78%			105.97%			105.75%
Non-interest income/average assets			0.79%			0.95%			0.74%
Non-interest expense/average assets			3.23%			3.18%			4.02%
Efficiency ratio(4)			68.47%			67.47%			90.76%
Adjusted efficiency ratio(5)			65.32%			63.61%			70.78%

(1)	Average balances include loans accounted for on a nonaccrual basis and loans 90 days or more past due. Amortization of net deferred loan fees/costs is included with interest on loans.
(2)	Average other non-interest-bearing liabilities include fair value adjustments related to FHLB advances and junior subordinated debentures.
(3)	Yields and costs have not been adjusted for the effect of tax-exempt interest.
(4)	Non-interest expense divided by the total of net interest income (before provision for loan losses) and non-interest income.
(5)
Adjusted non-interest expense divided by adjusted revenue.  Adjusted revenue excludes net gain (loss) on sale of securities and fair value adjustments.  Adjusted non-interest expense excludes acquisition related costs, amortization of core deposit intangibles (CDI), real estate operations expense, and state/municipal business and use taxes.  These represent non-GAAP financial measures.  See also Non-GAAP Financial Measures reconciliation tables on the last four pages of the press release tables.

BANR - Fourth Quarter 2016 Results
January 25, 2017

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)

ANALYSIS OF NET INTEREST SPREAD	Twelve months ended
	December 31, 2016			December 31, 2015
	Average Balance	Interest and Dividends	Yield/ Cost(3)	Average Balance	Interest and Dividends	Yield/ Cost(3)
Interest-earning assets:
Mortgage loans	$5,807,397	$282,419	4.86%	$3,754,386	$183,260	4.88%
Commercial/agricultural loans	1,485,390	68,405	4.61%	1,076,440	46,053	4.28%
Consumer and other loans	141,460	8,788	6.21%	130,367	7,979	6.12%
Total loans(1)	7,434,247	359,612	4.84%	4,961,193	237,292	4.78%
Mortgage-backed securities	931,111	19,328	2.08%	490,002	9,049	1.85%
Other securities	454,977	11,814	2.60%	311,701	7,646	2.45%
Interest-bearing deposits with banks	94,456	395	0.42%	122,479	334	0.27%
FHLB stock	16,119	328	2.03%	16,768	112	0.67%
Total investment securities	1,496,663	31,865	2.13%	940,950	17,141	1.82%
Total interest-earning assets	8,930,910	391,477	4.38%	5,902,143	254,433	4.31%
Non-interest-earning assets	904,181			413,503
Total assets	$9,835,091			$6,315,646
Deposits:
Interest-bearing checking accounts	$859,621	767	0.09%	$634,398	518	0.08%
Savings accounts	1,370,014	1,796	0.13%	1,134,849	1,511	0.13%
Money market accounts	1,575,877	3,098	0.20%	747,019	1,538	0.21%
Certificates of deposit	1,208,702	5,444	0.45%	928,545	4,818	0.52%
Total interest-bearing deposits	5,014,214	11,105	0.22%	3,444,811	8,385	0.24%
Non-interest-bearing deposits	3,033,604	—	—%	1,764,539	—	—%
Total deposits	8,047,818	11,105	0.14%	5,209,350	8,385	0.16%
Other interest-bearing liabilities:
FHLB advances	141,885	953	0.67%	49,808	311	0.62%
Other borrowings	108,427	310	0.29%	94,176	211	0.22%
Junior subordinated debentures	140,212	4,040	2.88%	132,597	3,247	2.45%
Total borrowings	390,524	5,303	1.36%	276,581	3,769	1.36%
Total funding liabilities	8,438,342	16,408	0.19%	5,485,931	12,154	0.22%
Other non-interest-bearing liabilities(2)	65,508			17,051
Total liabilities	8,503,850			5,502,982
Shareholders' equity	1,331,241			812,664
Total liabilities and shareholders' equity	$9,835,091			$6,315,646
Net interest income/rate spread		$375,069	4.19%		$242,279	4.09%
Net interest margin			4.20%			4.10%
Additional Key Financial Ratios:
Return on average assets			0.87%			0.72%
Return on average equity			6.41%			5.56%
Average equity/average assets			13.54%			12.87%
Average interest-earning assets/average interest-bearing liabilities			165.24%			158.60%
Average interest-earning assets/average funding liabilities			105.84%			107.59%
Non-interest income/average assets			0.85%			0.99%
Non-interest expense/average assets			3.28%			3.75%
Efficiency ratio(4)			70.41%			77.68%
Adjusted efficiency ratio(5)			65.26%			67.02%

(1)	Average balances include loans accounted for on a nonaccrual basis and loans 90 days or more past due. Amortization of net deferred loan fees/costs is included with interest on loans.
(2)	Average other non-interest-bearing liabilities include fair value adjustments related to FHLB advances and junior subordinated debentures.
(3)	Yields and costs have not been adjusted for the effect of tax-exempt interest.
(4)	Non-interest expense divided by the total of net interest income (before provision for loan losses) and non-interest income.
(5)
Adjusted non-interest expense divided by adjusted revenue.  Adjusted revenue excludes net gain (loss) on sale of securities and fair value adjustments.  Adjusted non-interest expense excludes acquisition related costs, amortization of CDI, real estate operations expense, and state/municipal business and use taxes.  These represent non-GAAP financial measures.  See also Non-GAAP Financial Measures reconciliation tables on the last four pages of the press release tables.

BANR - Fourth Quarter 2016 Results
January 25, 2017

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

* Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner's core operations reflected in the current quarter's results and facilitate the comparison of our performance with the performance of our peers. Where applicable, comparable earnings information using GAAP financial measures is also presented.

REVENUE FROM CORE OPERATIONS	Quarters Ended			Twelve months ended
	Dec 31, 2016	Sep 30, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015
Net interest income before provision for loan losses	$97,171	$93,708	$92,099	$375,069	$242,279
Total non-interest income	19,463	23,512	18,356	83,470	62,292
Total GAAP revenue	116,634	117,220	110,455	458,539	304,571
Exclude net (gain) loss on sale of securities	(311)	(891)	3	(843)	540
Exclude change in valuation of financial instruments carried at fair value	1,148	1,124	1,547	2,620	813
Revenue from core operations (non-GAAP)	$117,471	$117,453	$112,005	$460,316	$305,924

INCOME FROM CORE OPERATIONS	Quarters Ended			Twelve months ended
	Dec 31, 2016	Sep 30, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015
Income before provision for taxes (GAAP)	$34,747	$36,128	$10,201	$129,640	$67,971
Exclude net (gain) loss on sale of securities	(311)	(891)	3	(843)	540
Exclude change in valuation of financial instruments carried at fair value	1,148	1,124	1,547	2,620	813
Exclude acquisition costs	788	1,720	18,369	11,733	26,110
Income from core operations before provision for taxes (non-GAAP)	$36,372	$38,081	$30,120	$143,150	$95,434

ACQUISITION ACCOUNTING IMPACT ON NET INTEREST MARGIN	Quarters Ended			Twelve months ended
	Dec 31, 2016	Sep 30, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015
Net interest income before provision for loan losses (GAAP)	$97,171	$93,708	$92,099	$375,069	$242,279
Exclude discount accretion on purchased loans	(3,635)	(2,446)	(2,579)	(10,984)	(3,566)
Exclude premium amortization on acquired certificates of deposit	(315)	(316)	(572)	(1,552)	(748)
Net interest income before acquisition accounting impact (non-GAAP)	$93,221	$90,946	$88,948	$362,533	$237,965

Average interest-earning assets (GAAP)	$8,940,341	$8,977,969	$9,028,228	$8,930,910	$5,902,143
Exclude average net loan discount on acquired loans	32,773	36,958	43,109	38,561	17,615
Average interest-earning assets before acquired loan discount (non-GAAP)	$8,973,114	$9,014,927	$9,071,337	$8,969,471	$5,919,758

Net interest margin (GAAP)	4.32%	4.15%	4.05%	4.20%	4.10%
Exclude impact on net interest margin from discount accretion	(0.16)	(0.11)	(0.11)	(0.12)	(0.06)
Exclude impact on net interest margin from CD premium amortization	(0.01)	(0.01)	(0.02)	(0.02)	(0.01)
Exclude impact of net loan discount on average earning assets	(0.02)	(0.02)	(0.03)	(0.02)	(0.01)
Net margin before acquisition accounting impact (non-GAAP)	4.13%	4.01%	3.89%	4.04%	4.02%

BANR - Fourth Quarter 2016 Results
January 25, 2017

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands except shares and per share data)
	Quarters Ended			Twelve months ended
	Dec 31, 2016	Sep 30, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015
NON-INTEREST INCOME/EXPENSE FROM CORE OPERATIONS
Total non-interest income (GAAP)	$19,463	$23,512	$18,356	$83,470	$62,292
Exclude net (gain) loss on sale of securities	(311)	(891)	3	(843)	540
Exclude change in valuation of financial instruments carried at fair value	1,148	1,124	1,547	2,620	813
Non-interest income from core operations (non-GAAP)	$20,300	$23,745	$19,906	$85,247	$63,645

Total non-interest expense (GAAP)	$79,857	$79,092	$100,254	$322,869	$236,600
Exclude acquisition related costs	(788)	(1,720)	(18,369)	(11,733)	(26,110)
Non-interest expense from core operations (non-GAAP)	$79,069	$77,372	$81,885	$311,136	$210,490

	Quarters Ended			Twelve months ended
	Dec 31, 2016	Sep 30, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015
EARNINGS FROM CORE OPERATIONS
Net income (GAAP)	$22,804	$23,851	$6,893	$85,385	$45,222
Exclude net (gain) loss on sale of securities	(311)	(891)	3	(843)	540
Exclude change in valuation of financial instruments carried at fair value	1,148	1,124	1,547	2,620	813
Exclude acquisition-related costs	788	1,720	18,369	11,733	26,110
Exclude related tax expense (benefit)	(585)	(703)	(6,425)	(4,857)	(8,552)
Total earnings from core operations (non-GAAP)	$23,844	$25,101	$20,387	$94,038	$64,133

Diluted earnings per share (GAAP)	$0.69	$0.70	$0.20	$2.52	$1.89
Diluted core earnings per share (non-GAAP)	$0.72	$0.74	$0.60	$2.78	$2.69

NET EFFECT OF ACQUISITION-RELATED COSTS ON EARNINGS
Acquisition-related costs	$(788)	$(1,720)	$(18,369)	$(11,733)	$(26,110)
Related tax benefit	284	619	5,867	4,217	8,065
Total net effect of acquisition-related costs on earnings	$(504)	$(1,101)	$(12,502)	$(7,516)	$(18,045)

Diluted weighted average shares outstanding	33,201,333	34,124,611	33,934,426	33,853,511	23,866,621
Total net effect of acquisition-related costs on diluted weighted average earnings per share	$(0.02)	$(0.03)	$(0.37)	$(0.22)	$(0.76)

BANR - Fourth Quarter 2016 Results
January 25, 2017

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Quarters Ended			Twelve months ended
	Dec 31, 2016	Sep 30, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015
ADJUSTED EFFICIENCY RATIO
Non-interest expense (GAAP)	$79,857	$79,092	$100,254	$322,869	$236,600
Exclude acquisition-related costs	(788)	(1,720)	(18,369)	(11,733)	(26,110)
Exclude CDI amortization	(1,722)	(1,724)	(1,896)	(7,061)	(3,164)
Exclude state/municipal tax expense	(952)	(956)	(505)	(3,516)	(1,889)
Exclude REO gain (loss)	338	21	(207)	(175)	(397)
Adjusted non-interest expense (non-GAAP)	$76,733	$74,713	$79,277	$300,384	$205,040

Net interest income before provision for loan losses (GAAP)	$97,171	$93,708	$92,099	$375,069	$242,279
Non-interest income (GAAP)	19,463	23,512	18,356	83,470	62,292
Total revenue	116,634	117,220	110,455	458,539	304,571
Exclude net (gain) loss on sale of securities	(311)	(891)	3	(843)	540
Exclude net change in valuation of financial instruments carried at fair value	1,148	1,124	1,547	2,620	813
Adjusted revenue (non-GAAP)	$117,471	$117,453	$112,005	$460,316	$305,924

Efficiency ratio (GAAP)	68.47%	67.47%	90.76%	70.41%	77.68%
Adjusted efficiency ratio (non-GAAP)	65.32%	63.61%	70.78%	65.26%	67.02%

	Dec 31, 2016	Sep 30, 2016	Dec 31, 2015
TANGIBLE COMMON SHAREHOLDERS' EQUITY TO TANGIBLE ASSETS
Shareholders' equity (GAAP)	$1,305,710	$1,331,271	$1,300,059
Exclude goodwill and other intangible assets, net	274,745	276,517	285,210
Tangible common shareholders' equity (non-GAAP)	$1,030,965	$1,054,754	$1,014,849

Total assets (GAAP)	$9,793,668	$9,841,028	$9,796,298
Exclude goodwill and other intangible assets, net	274,745	276,517	285,210
Total tangible assets (non-GAAP)	$9,518,923	$9,564,511	$9,511,088
Common shareholders' equity to total assets (GAAP)	13.33%	13.53%	13.27%
Tangible common shareholders' equity to tangible assets (non-GAAP)	10.83%	11.03%	10.67%

TANGIBLE COMMON SHAREHOLDERS' EQUITY PER SHARE
Tangible common shareholders' equity	$1,030,965	$1,054,754	$1,014,849
Common shares outstanding at end of period	33,193,387	33,867,311	34,242,255
Common shareholders' equity (book value) per share (GAAP)	$39.34	$39.31	$37.97
Tangible common shareholders' equity (tangible book value) per share (non-GAAP)	$31.06	$31.14	$29.64

BANR - Fourth Quarter 2016 Results
January 25, 2017

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Dec 31, 2016	Sep 30, 2016	Dec 31, 2015
RATIO OF ADJUSTED ALLOWANCE FOR LOAN LOSSES TO ADJUSTED LOANS
Loans receivable (GAAP)	$7,451,148	$7,398,637	$7,314,504
Net loan discount on acquired loans	31,110	34,867	43,657
Adjusted loans (non-GAAP)	$7,482,258	$7,433,504	$7,358,161

Allowance for loan losses (GAAP)	$85,997	$84,220	$78,008
Net loan discount on acquired loans	31,110	34,867	43,657
Adjusted allowance for loan losses (non-GAAP)	$117,107	$119,087	$121,665

Allowance for loan losses / Total loans (GAAP)	1.15%	1.14%	1.07%
Adjusted allowance for loan losses / Adjusted loans (non-GAAP)	1.57%	1.60%	1.65%